Exhibit 99.1

Ocwen Financial Corporation®

FOR IMMEDIATE RELEASE	FOR FURTHER INFORMATION CONTACT:
John P. Van Vlack
Executive Vice President, Chief Financial Officer &
Chief Accounting Officer
T: (561) 682-7721
E: John.VanVlack@Ocwen.com

OCWEN FINANCIAL CORPORATION ANNOUNCES
THIRD QUARTER 2010 FINANCIAL RESULTS

West Palm Beach, FL – (November 4, 2010) Ocwen Financial Corporation (“Ocwen” or the “Company”) (NYSE:OCN) today reported a net loss of $8.8 million for the third quarter of 2010 compared to a net loss of $42.0 million for the third quarter of 2009. The loss in the third quarter of 2010 is attributable to one-time expenses including $33.9 million in transaction related charges for the HomEq acquisition and $20.1 million in charges for litigation primarily related to the Cartel judgment. The most significant item contributing to the reduction in the net loss between the third quarter of 2009 and the third quarter of 2010 is the absence of $56.5 million in one-time income tax expense recognized in the third quarter of 2009, most in connection with the separation of Altisource (f/k/a Ocwen Solutions). The majority of the remaining favorable variance is attributable to an increase in the size of Ocwen’s Servicing segment where the total unpaid principal balance increased from $40.3 billion in the third quarter of 2009 to $76.1 billion in the third quarter of 2010, or 89%, and to lower servicing cost per loan. Net loss per diluted share was $.09 for the third quarter of 2010 compared to a loss of $0.51 for the third quarter of 2009.

Third quarter 2010 pre-tax income from continuing operations was affected by:

•
One-time transaction related expenses associated with the HomEq servicing acquisition of $33.9 million including severance and WARN Act compensation of $30.3 million, technology contract exit costs of $2.3 million and other expenses of $1.3 million.

•	$20.1 million in litigation related charges, primarily related to a judgment against Ocwen in the Cartel case of $12.7 million including punitive damages.
•	A non-cash reduction in the fair market value of Auction Rate Securities of $3.0 million.
•	Interest and amortization of loan expense for the $350 million term loan which closed in the second quarter of 2010 of $6.3 million.

Net income for the nine months ended September 30, 2010 was $28.1 million or $0.27 per share, compared to a net loss of $9.1 million or $0.13 per share for the same period in 2009.

THIRD QUARTER BUSINESS PERFORMANCE HIGHLIGHTS

•	Completed the acquisition of the $22.4 billion HomEq servicing portfolio and platform on September 1, 2010.
•	Hired and trained 777 people for HomEq prior to closing and successfully transferred 134,000 loans to the Ocwen platform upon closing.
•	Increased revenue on the Saxon servicing portfolio from an average annualized rate of 39 basis points per dollar of average Unpaid Principal Balance to 79 basis points.
•	Reduced the advance ratio to Unpaid Principal Balance on the Saxon portfolio from 8.0% at boarding to 6.7%
•	Completed 15,928 modifications, of which 4,241 were HAMP modifications, which was at the upper end of our guidance of 14,000 to 16,000.

Ocwen Financial Corporation
Third Quarter 2010 Results
November 4, 2010

Chairman William Erbey stated, “The closing of the acquisition of HomEq and boarding of this portfolio on Ocwen’s platform has gone exceptionally well. September revenue for the HomEq portfolio met our internal expectations. Furthermore, revenue from our Saxon servicing portfolio increased almost three fold in our first full quarter, fully recovering from a slow start. Both of these acquisitions demonstrate the scalability of Ocwen’s platform and enable us to significantly lower our cost per loan serviced.”

Ronald Faris, President and CEO of Ocwen stated, “The performance of our loan portfolio continues to improve, resulting in declining advances and increased liquidity. The delinquency rate on the Saxon portfolio has started to decline, contributing to a decrease in Ocwen’s advances on the Saxon portfolio by $47.0 million during the third quarter. We expect advances to decline further as we bring the performance of the Saxon and HomEq portfolios more in line with similar loans in Ocwen’s legacy portfolio. Our results to date with newly acquired portfolios support our belief that Ocwen can improve the performance of any seasoned non-prime portfolio that may become available for purchase.”

Faris added, “After completing the HomEq and Saxon acquisitions, Ocwen ended the third quarter with $312.6 million in cash and fully collateralized available credit. 79% of our advance borrowings are financed on term notes with the largest having a revolving period extending through August of 2013. On this basis, Ocwen’s liquidity and positioning for growth are stronger than ever.”

The Company does not believe that the recent issues in the residential mortgage business regarding foreclosure processes and loan put backs had a measurable effect on Ocwen’s results in the third quarter.

Servicing
In comparison to the third quarter of 2009, revenue was 51% higher, and the total unpaid principal balance serviced increased from $40.3 billion at September 30, 2009 to $76.1 billion at September 30, 2010. Operating expenses increased by 118% primarily due to $33.9 million in transaction expenses related to the HomEq acquisition. Pre-tax income for Servicing of $5.4 million was 69% lower than the same quarter last year but after adjusting for one-time charges income was 121%, or $21.6 million, higher due to growth and unit cost reductions.

Loans and Residuals
Loans and Residuals incurred a loss from continuing operations before taxes of $0.8 million as compared to a loss of $3.4 million in the third quarter of 2009. The balance of assets in this segment was $109.9 million at September 30, 2010, which includes $69.7 million of non-recourse assets associated with the four securitization trusts that we first included in our financial statements in 2010. The improvement in operating results reflects fewer loans becoming non-performing and a flattening of the decline in real estate valuations.

Asset Management Vehicles
The loss from continuing operations before taxes for Asset Management Vehicles was $0.3 million as compared to $1.1 million in the third quarter of 2009. The carrying value of our investment in asset management vehicles was $12.3 million at September 30, 2010.

Corporate
In the third quarter of 2010, Corporate losses from continuing operations before taxes were $27.0 million compared to pre-tax profit of $3.9 million in the third quarter of 2009. The following items affected results in the quarter:

•	Litigation charge of $20.1 million primarily related to the Cartel judgment of $12.7 million.
•	Reduction in the estimated fair market value of Auction Rate Securities of $3.0 million, versus a $7.3 million increase in the third quarter of 2009.

Ocwen Financial Corporation
Third Quarter 2010 Results
November 4, 2010

Total consolidated assets increased by 84%, or $1.49 billion, to $3.26 billion during the first nine months of 2010, and total liabilities increased by 162%, or $1.46 billion, to $2.37 billion. These increases were primarily the result of purchasing and financing advances and mortgage servicing rights for the $6.9 billion in servicing acquired from Saxon and the $22.4 billion in servicing acquired from HomEq.

Ocwen Financial Corporation is a leading provider of residential and commercial loan servicing, special servicing and asset management services. Ocwen is headquartered in West Palm Beach, Florida with offices in California, the District of Columbia and Georgia and support operations in India and Uruguay. Utilizing advanced technology and world-class training and processes, we provide solutions that make our clients’ loans worth more. Additional information is available at www.ocwen.com.

This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including, but not limited to, the securitization market and our plans to securitize loans and expectations as to the impact of rising interest rates and cost-effective resources in India. Forward-looking statements are not guarantees of future performance, and involve a number of assumptions, risks and uncertainties that could cause actual results to differ materially.

Important factors that could cause actual results to differ materially from those suggested by the forward-looking statements include, but are not limited to, the following: general economic and market conditions, prevailing interest or currency exchange rates, governmental regulations and policies, international political and economic uncertainty, availability of adequate and timely sources of liquidity, federal income tax rates, real estate market conditions and trends and the outcome of ongoing litigation as well as other risks detailed in Ocwen’s reports and filings with the Securities and Exchange Commission, including its annual report on Form 10-K for the year ended December 31, 2009 and Form 10-Q for the quarters ended March 31, 2010 and June 30, 2010. The forward-looking statements speak only as of the date they are made and should not be relied upon. Ocwen undertakes no obligation to update or revise the forward-looking statements.

Residential Servicing Statistics (Dollars in thousands)
	At or for the three months ended
	September 30, 2010	June 30, 2010	March 31, 2010	December 31, 2009	September 30, 2009
Total unpaid principal balance of loans and REO serviced	$76,140,022	$55,244,576	$49,677,999	$49,980,077	$40,293,698
Non-performing loans and REO serviced as a % of total UPB (1)	27.2%	26.2%	25.3%	25.6%	26.9%
Prepayment speed (average CPR)	13%	13%	12%	15%	20%

(1)
Loans for which borrowers are less than 90 days delinquent or are making scheduled payments under modification, forbearance or bankruptcy plans are considered performing loans. This measure excludes loans serviced under special servicing agreements where we have no obligation to advance.

Ocwen Financial Corporation
Third Quarter 2010 Results
November 4, 2010

Segment Results (Dollars in thousands) (UNAUDITED)
	Three months		Nine months
For the periods ended September 30,	2010	2009	2010	2009

Ocwen Asset Management
Servicing
Revenue	$95,369	$62,977	$246,581	$200,398
Operating expenses	69,012	31,608	141,039	98,781
Income from operations	26,357	31,369	105,542	101,617
Other expense, net	(20,929)	(13,688)	(46,181)	(43,236)
Income from continuing operations before taxes	5,428	17,681	59,361	58,381
Loans and Residuals
Revenue	—	—	—	—
Operating expenses	819	891	3,381	2,202
Loss from operations	(819)	(891)	(3,381)	(2,202)
Other income (expense), net	2,004	809	3,519	(4,861)
Income (loss) from continuing operations before taxes	1,185	(82)	138	(7,063)
Asset Management
Revenue	166	432	530	1,429
Operating expenses	593	753	1,505	2,530
Loss from operations	(427)	(321)	(975)	(1,101)
Other income (expense), net	147	(1,317)	818	(2,466)
Loss from continuing operations before taxes	(280)	(1,638)	(157)	(3,567)
Income from continuing operations before taxes	6,333	15,961	59,342	47,751

Ocwen Solutions
Mortgage Services
Revenue	—	11,869	—	54,052
Operating expenses	—	8,131	—	37,039
Income from operations	—	3,738	—	17,013
Other income, net	—	81	—	802
Income from continuing operations before taxes	—	3,819	—	17,815
Financial Services
Revenue	—	6,506	—	40,293
Operating expenses	—	9,295	—	45,001
Loss from operations	—	(2,789)	—	(4,708)
Other expense, net	—	(146)	—	(1,261)
Loss from continuing operations before taxes	—	(2,935)	—	(5,969)
Technology Products
Revenue	—	5,648	—	28,331
Operating expenses	—	3,343	—	18,638
Income from operations	—	2,305	—	9,693
Other income (expense), net	—	26	—	(103)
Income from continuing operations before taxes	—	2,331	—	9,590
Income from continuing operations before taxes	—	3,215	—	21,436

Corporate Items and Other
Revenue	369	319	1,143	681
Operating expenses	23,166	3,555	27,904	11,367
Loss from operations	(22,797)	(3,236)	(26,761)	(10,686)
Other income (expense), net	(4,248)	7,518	(8,586)	14,566
Income (loss) from continuing operations before taxes	(27,045)	4,282	(35,347)	3,880

Corporate Eliminations
Revenue	(335)	(3,540)	(1,146)	(17,204)
Operating expenses	(216)	(3,344)	(620)	(16,410)
Loss from operations	(119)	(196)	(526)	(794)
Other income, net	119	196	526	794
Income from continuing operations before taxes	—	—	—	—
Consolidated income (loss) from continuing operations before taxes	$(20,712)	$23,458	$23,995	$73,067

Ocwen Financial Corporation
Third Quarter 2010 Results
November 4, 2010

OCWEN FINANCIAL CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(Dollars in thousands, except share data)
(UNAUDITED)

	Three months		Nine months
For the periods ended September 30,	2010	2009	2010	2009

Revenue
Servicing and subservicing fees	$86,424	$57,534	$218,840	$201,832
Process management fees	7,911	24,594	24,132	98,372
Other revenues	1,234	2,083	4,136	7,776
Total revenue	95,569	84,211	247,108	307,980

Operating expenses
Compensation and benefits	43,886	18,959	69,752	74,758
Amortization of mortgage servicing rights	7,874	7,159	22,103	25,743
Servicing and origination	1,707	7,804	4,756	36,277
Technology and communications	6,727	5,065	18,582	14,354
Professional services	25,132	6,378	37,521	21,772
Occupancy and equipment	5,201	4,192	13,517	15,056
Other operating expenses	2,847	4,675	6,978	11,188
Total operating expenses	93,374	54,232	173,209	199,148

Income from operations	2,195	29,979	73,899	108,832

Other income (expense)
Interest income	2,962	1,992	8,507	6,411
Interest expense	(24,187)	(16,145)	(50,017)	(50,108)
Gain (loss) on trading securities	(3,013)	8,291	(3,958)	13,346
Loss on loans held for resale, net	(539)	(1,242)	(2,626)	(8,783)
Equity in earnings (losses) of unconsolidated entities	266	(1,059)	1,344	(1,608)
Other, net	1,604	1,642	(3,154)	4,977
Other expense, net	(22,907)	(6,521)	(49,904)	(35,765)

Income (loss) from continuing operations before taxes	(20,712)	23,458	23,995	73,067
Income tax expense (benefit)	(7,487)	65,294	310	82,803
Income (loss) from continuing operations	(13,225)	(41,836)	23,685	(9,736)
Income (loss) from discontinued operations, net of taxes	4,383	(231)	4,383	633
Net income (loss)	(8,842)	(42,067)	28,068	(9,103)
Net loss (income) attributable to non-controlling interests	7	36	(5)	11
Net income (loss) attributable to Ocwen Financial Corporation (OCN)	$(8,835)	$(42,031)	$28,063	$(9,092)

Basic earnings per share
Income from continuing operations attributable to OCN	$(0.13)	$(0.51)	$0.24	$(0.14)
Income from discontinued operations attributable to OCN	0.04	—	0.04	0.01
Net income (loss) attributable to OCN	$(0.09)	$(0.51)	$0.28	$(0.13)

Diluted earnings per share
Income from continuing operations attributable to OCN	$(0.13)	$(0.51)	$0.23	$(0.14)
Income from discontinued operations attributable to OCN	0.04	—	0.04	0.01
Net income (loss) attributable to OCN	$(0.09)	$(0.51)	$0.27	$(0.13)

Weighted average common shares outstanding
Basic	100,329,915	82,614,456	100,159,547	70,966,393
Diluted	100,329,915	82,614,456	107,379,725	70,966,393

Ocwen Financial Corporation
Third Quarter 2010 Results
November 4, 2010

OCWEN FINANCIAL CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(Dollars in thousands, except share data)
(UNAUDITED)

	September 30, 2010	December 31, 2009

Assets
Cash	$163,911	$90,919
Restricted cash – for securitization investors	942	—
Trading securities, at fair value:
Auction rate	74,712	247,464
Subordinates and residuals	—	3,692
Loans held for resale, at lower of cost or fair value	29,352	33,197
Advances	218,936	145,914
Match funded advances	2,126,991	822,615
Loans, net – restricted for securitization investors	69,736	—
Mortgage servicing rights	203,930	117,802
Receivables, net	42,747	67,095
Deferred tax assets, net	133,782	132,683
Goodwill	19,457	—
Premises and equipment, net	11,892	3,325
Investments in unconsolidated entities	12,284	15,008
Other assets	147,101	89,636
Total assets	$3,255,774	$1,769,350

Liabilities and Equity
Liabilities
Match funded liabilities	$1,606,346	$465,691
Secured borrowings – owed to securitization investors	64,564	—
Lines of credit and other secured borrowings	444,499	55,810
Investment line	—	156,968
Servicer liabilities	2,368	38,672
Debt securities	82,554	95,564
Other liabilities	166,751	90,782
Total liabilities	2,367,082	903,487

Equity
Ocwen Financial Corporation stockholders’ equity
Common stock, $.01 par value; 200,000,000 shares authorized; 100,476,378 and 99,956,833 shares issued and outstanding at September 30, 2010 and December 31, 2009, respectively	1,005	1,000
Additional paid-in capital	465,005	459,542
Retained earnings	435,535	405,198
Accumulated other comprehensive loss, net of income taxes	(13,104)	(129)
Total Ocwen Financial Corporation stockholders’ equity	888,441	865,611
Non-controlling interest in subsidiaries	251	252
Total equity	888,692	865,863
Total liabilities and equity	$3,255,774	$1,769,350